PRESS RELEASE OF PAYCHEX, INC. DATED SEPTEMBER 27, 2023

Paychex, Inc. Reports First Quarter Fiscal 2024 Results:

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Sustained Growth in Revenue and Earnings
•
Growth of 7% in Total Revenue and 11% in Adjusted Diluted EPS

Rochester, N.Y. - (September 27, 2023) - Paychex, Inc. (the "Company," "Paychex," "we," "our," or "us") today announced the following results for the quarter ended August 31, 2023 (the "first quarter"), as compared to the corresponding prior-year period:

	For the three months ended
	August 31,
In millions, except per share amounts	2023	2022	Change(2)
Total revenue	$1,286.0	$1,206.2	7%
Operating income	$536.3	$495.6	8%
Diluted earnings per share	$1.16	$1.05	10%
Adjusted diluted earnings per share(1)	$1.14	$1.03	11%

(1) Adjusted diluted earnings per share is not a United States ("U.S.") generally accepted accounting principle ("GAAP") measure. Please refer to the "Non-GAAP Financial Measures" section on page 3 of this press release for a discussion of non-GAAP measures.

(2) Percentage changes are calculated based on unrounded numbers.

President and Chief Executive Officer, John Gibson commented, “We are off to a strong start for fiscal 2024 with 7% growth in total revenue and 11% for adjusted diluted earnings per share. Demand for our solutions remains strong as businesses continue to look to us for the technology and expertise to navigate today's rapidly changing business environment. In addition, by harnessing the power of Artificial Intelligence and leveraging our vast data sets, we are delivering more actionable insights to our clients, helping them make informed decisions on how to address today’s growing workforce and compliance challenges.”

Mr. Gibson also noted, “Small and mid-sized businesses remain resilient in navigating the broader macro-economic environment, as our Small Business Employment Watch continues to report that small businesses are hiring workers at a moderate level and wage inflation continues to normalize along with overall inflation.”

First Quarter Business Highlights

Service revenue increased to $1.3 billion for the first quarter, growth of 5% over the prior year period. Highlights as compared to the corresponding prior year period are as follows:

Management Solutions revenue increased 6% to $955.5 million for the first quarter primarily due to the following factors:

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Growth in the number of clients and client employees served for human capital management ("HCM") solutions and client worksite employees for HR Solutions;
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Higher revenue per client resulting from price realization and product penetration, including sustained demand for HR Solutions, retirement, and time and attendance solutions; and
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Continued demand for HCM ancillary services.

Professional Employer Organization ("PEO") and Insurance Solutions revenue increased 5% to $297.8 million for the first quarter primarily due to the following:

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Growth in the number of average PEO worksite employees;
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Higher state unemployment insurance revenue; and
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Growth in ancillary services.

Interest on funds held for clients increased 83% to $32.7 million for the first quarter primarily due to higher average interest rates and average investment balances.

Total expenses increased 5% to $749.7 million for the first quarter primarily due to the following:

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Higher compensation costs driven by increases in average wage rates, fringe benefits, and performance-based compensation;
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Increase in PEO direct insurance costs primarily due to growth in workers’ compensation claims costs; and
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Continued investment in product development, technology, and marketing.

Operating income grew 8% to $536.3 million for the first quarter. Operating margin (operating income as a percentage of total revenue) increased to 41.7% for the first quarter compared to 41.1% for the prior year period.

Other income/(expense), net increased $16.4 million to income of $12.8 million for the first quarter primarily as a result of higher average interest rates earned on our corporate investments as well as higher average investment balances.

Our effective income tax rate was 23.7% for the first quarter compared to 22.9% in the prior year period. Both periods were impacted by the recognition of net discrete tax benefits related to employee stock-based compensation payments.

Diluted earnings per share increased 10% to $1.16 per share for the first quarter and adjusted diluted earnings per share(1) increased 11% to $1.14 per share for the same period.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the "Non-GAAP Financial Measures" section on page 3 of this press release for a discussion of non-GAAP measures.

Financial Position and Liquidity

Our financial position and cash flow generation remained strong during the fiscal year. As of August 31, 2023, we had:

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Cash, restricted cash, and total corporate investments of $1.7 billion.
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Short-term and long-term borrowings, net of debt issuance costs, of $812.0 million.
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Cash flow from operations was $655.8 million for the first quarter.

Return to Stockholders During the First Quarter

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Paid dividends of $0.89 per share totaling $321.9 million.

Non-GAAP Financial Measures

	For the three months ended
	August 31,
$ in millions	2023	2022	Change
Net income	$419.2	$379.2	11%
Non-GAAP adjustments:
Excess tax benefits related to employee stock-based compensation payments(1)	(4.1)	(7.3)
Adjusted net income	$415.1	$371.9	12%

Diluted earnings per share(2)	$1.16	$1.05	10%
Non-GAAP adjustments:
Excess tax benefits related to employee stock-based compensation payments(1)	(0.01)	(0.02)
Adjusted diluted earnings per share	$1.14	$1.03	11%

Net income	$419.2	$379.2	11%
Non-GAAP adjustments:
Interest (income)/expense, net	(12.1)	3.7
Income taxes	129.9	112.8
Depreciation and amortization expense	41.2	44.0
Total non-GAAP adjustments	159.0	160.5
EBITDA	$578.2	$539.7	7%

(1) Net tax windfall benefits related to employee stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on employee decisions on exercising employee stock options and fluctuations in our stock price, neither of which is within the control of management.

(2) The calculation of the impact of non-GAAP adjustments on diluted earnings per share is performed on each line independently. The table may not add down by +/- $0.01 due to rounding.

In addition to reporting net income and diluted earnings per share, which are U.S. GAAP measures, we present adjusted net income, adjusted diluted earnings per share, and earnings before interest, taxes, depreciation, and amortization ("EBITDA") which are non-GAAP measures. We believe these additional measures are indicators of our core business operations’ performance period over period. Adjusted net income, adjusted diluted earnings per share, and EBITDA are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the Securities and Exchange Commission ("SEC"). As such, they should not be considered a substitute for the U.S. GAAP measures of net income, and diluted earnings per share, and, therefore, they should not be used in isolation but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Business Outlook

Our business outlook for the fiscal year ending May 31, 2024 ("fiscal 2024") incorporates current assumptions and market conditions. Changes in the macroeconomic environment could alter our guidance. With consideration of these impacts, we have updated our business outlook as follows:

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Interest on funds held for clients is now expected to be in the range of $140 million to $150 million.
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Adjusted diluted earnings per share(1) is now anticipated to grow in the range of 9% to 11%.
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Other aspects of our guidance for fiscal 2024 remain unchanged from what we provided previously.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the "Non-GAAP Financial Measures" section page 3 of this press release for a discussion of non-GAAP measures.

Environmental, Social, and Governance ("ESG")

As part of what it means to be Paychex, we are focusing our ESG efforts on actions we can take to create positive impact. To learn more about our latest initiatives, please visit our Corporate Social Responsibility webpage. The information available on our website is not a part of, and is not incorporated into, this press release.

Quarterly Report on Form 10-Q ("Form 10-Q")

We anticipate filing our Form 10-Q for the first quarter within the next day, and it will be available at https://investor.paychex.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in that Form 10-Q.

Webcast Details

Interested parties may access the webcast of our Earnings Release Conference Call, scheduled for September 27, 2023, at 9:30 a.m. Eastern Time, at https://investor.paychex.com. The webcast will be archived for approximately 90 days. Our news releases, current financial information, SEC filings, and investor presentations are also accessible at https://investor.paychex.com.

For more information, contact:

Investor Relations:	Efrain Rivera, CFO, or Terri Allen	585‑383‑3406
Media Inquiries:	Chris Muller, Director, Corporate Communications	585‑338-4346

About Paychex

Paychex, Inc. (Nasdaq: PAYX) is an industry-leading HCM company delivering a full suite of technology and advisory services in human resources, employee benefit solutions, insurance, and payroll. The company serves approximately 740,000 customers in the U.S. and Europe and pays one out of every 12 American private sector employees. The more than 16,000 people at Paychex are committed to helping businesses succeed and building thriving communities where they work and live. To learn more, visit www.paychex.com and stay connected on Twitter and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

Certain written and oral statements made by us may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as "expect," "outlook," "will," guidance," "projections," "anticipate," "believe," "could," "may," "possible," "potential" and other similar words or phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, or similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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our ability to keep pace with changes in technology or provide timely enhancements to our solutions and support;
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software defects, undetected errors, and development delays for our solutions;
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the possibility of cyberattacks, security vulnerabilities or Internet disruptions, including data security and privacy leaks, and data loss and business interruptions;
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the possibility of failure of our business continuity plan during a catastrophic event;
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the failure of third-party service providers to perform their functions;
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the possibility that we may be exposed to additional risks related to our co-employment relationship with our PEO business;
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changes in health insurance and workers’ compensation insurance rates and underlying claim trends;
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risks related to acquisitions and the integration of the businesses we acquire;
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our clients’ failure to reimburse us for payments made by us on their behalf;
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the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;
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our failure to comply with covenants in our debt agreements;
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changes in governmental regulations and policies;
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our ability to comply with U.S. and foreign laws and regulations;
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our compliance with data privacy laws and regulations;
•
our failure to protect our intellectual property rights;
•
potential outcomes related to pending or future litigation matters;

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the impact of macroeconomic factors on the U.S. and global economy, and in particular on our small- and medium-sized business clients;
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volatility in the political and economic environment, including rising inflation;
•
changes in the availability and retention of qualified people; and
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the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	For the three months ended
	August 31,
	2023	2022	Change(2)
Revenue:
Management Solutions	$955.5	$905.5	6%
PEO and Insurance Solutions	297.8	282.8	5%
Total service revenue	1,253.3	1,188.3	5%
Interest on funds held for clients(1)	32.7	17.9	83%
Total revenue	1,286.0	1,206.2	7%
Expenses:
Cost of service revenue	360.2	351.0	3%
Selling, general and administrative expenses	389.5	359.6	8%
Total expenses	749.7	710.6	5%
Operating income	536.3	495.6	8%
Other income/(expense), net(1)	12.8	(3.6)	n/m
Income before income taxes	549.1	492.0	12%
Income taxes	129.9	112.8	15%
Net income	$419.2	$379.2	11%

Basic earnings per share	$1.16	$1.05	10%
Diluted earnings per share	$1.16	$1.05	10%
Weighted-average common shares outstanding	360.8	360.1
Weighted-average common shares outstanding, assuming dilution	362.8	362.4

(1) Further information on interest on funds held for clients and other expense, net, and the short- and long-term effects of changing interest rates can be found in our filings with the SEC, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, as applicable, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and subheadings “Results of Operations” and “Market Risk Factors.” These filings are accessible at https://investor.paychex.com.

(2) Percentage changes are calculated based on unrounded numbers.

n/m – not meaningful

n/m – not meaningful

PAYCHEX, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except per share amounts)

	August 31,	May 31,
	2023	2023
ASSETS
Cash and cash equivalents	$1,645.9	$1,222.0
Restricted cash	49.8	49.8
Corporate investments	45.7	373.4
Interest receivable	23.4	24.4
Accounts receivable, net of allowance for credit losses	1,015.8	873.3
PEO unbilled receivables, net of advance collections	535.4	528.5
Prepaid income taxes	—	48.1
Prepaid expenses and other current assets	301.8	289.8
Current assets before funds held for clients	3,617.8	3,409.3
Funds held for clients	5,470.7	4,118.8
Total current assets	9,088.5	7,528.1
Long-term corporate investments	1.6	3.8
Property and equipment, net of accumulated depreciation	404.5	396.3
Operating lease right-of-use assets, net of accumulated amortization	61.6	61.5
Intangible assets, net of accumulated amortization	197.5	187.4
Goodwill	1,881.4	1,834.0
Long-term deferred costs	473.2	470.1
Other long-term assets	91.7	65.2
Total assets	$12,200.0	$10,546.4

LIABILITIES
Accounts payable	$95.3	$84.7
Accrued corporate compensation and related items	123.0	209.9
Accrued worksite employee compensation and related items	763.9	763.9
Short-term borrowings	13.7	10.2
Accrued income taxes	61.0	—
Deferred revenue	51.0	47.3
Other current liabilities	558.1	395.4
Current liabilities before client fund obligations	1,666.0	1,511.4
Client fund obligations	5,677.5	4,294.0
Total current liabilities	7,343.5	5,805.4
Accrued income taxes	88.1	83.0
Deferred income taxes	101.3	112.1
Long-term borrowings, net of debt issuance costs	798.3	798.2
Operating lease liabilities	55.1	57.3
Other long-term liabilities	225.9	197.2
Total liabilities	8,612.2	7,053.2

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; Authorized: 600.0 shares; Issued and outstanding: 361.2 shares as of August 31, 2023 and 360.5 shares as of May 31, 2023	3.6	3.6
Additional paid-in capital	1,666.4	1,626.4
Retained earnings	2,100.9	2,023.1
Accumulated other comprehensive loss	(183.1)	(159.9)
Total stockholders’ equity	3,587.8	3,493.2
Total liabilities and stockholders’ equity	$12,200.0	$10,546.4

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	For the three months ended
	August 31,
	2023	2022
OPERATING ACTIVITIES
Net income	$419.2	$379.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41.2	44.0
Amortization of premiums and discounts on available-for-sale ("AFS") securities, net	(1.4)	6.0
Amortization of deferred contract costs	57.2	53.0
Stock-based compensation costs	16.0	14.4
(Benefit from)/provision for deferred income taxes	(3.2)	2.5
Provision for credit losses	4.3	4.5
Net realized losses/(gains) on sales of AFS securities	0.0	(0.1)
Changes in operating assets and liabilities:
Interest receivable	1.0	1.7
Accounts receivable and PEO unbilled receivables, net	49.1	(61.2)
Prepaid expenses and other current assets	38.1	23.7
Accounts payable and other current liabilities	90.5	(61.1)
Deferred costs	(62.2)	(64.5)
Net change in other long-term assets and liabilities	6.6	23.7
Net change in operating lease right-of-use assets and liabilities	(0.6)	(1.5)
Net cash provided by operating activities	655.8	364.3
INVESTING ACTIVITIES
Purchases of AFS securities	(1,923.5)	(3,807.6)
Proceeds from sales and maturities of AFS securities	2,200.7	5,066.9
Purchases of property and equipment	(38.7)	(30.6)
Acquisition of businesses, net of cash acquired	(208.0)	—
Purchases of other assets, net	(6.5)	(5.6)
Net cash provided by investing activities	24.0	1,223.1
FINANCING ACTIVITIES
Net change in client fund obligations	1,383.5	(507.9)
Net change in short-term borrowings	3.8	2.0
Dividends paid	(321.9)	(284.6)
Activity related to equity-based plans	4.0	(19.2)
Net cash provided by/(used in) financing activities	1,069.4	(809.7)
Net change in cash, restricted cash, and equivalents	1,749.2	777.7
Cash, restricted cash, and equivalents, beginning of period	2,134.9	928.4
Cash, restricted cash, and equivalents, end of period	$3,884.1	$1,706.1

Reconciliation of cash, restricted cash, and equivalents
Cash and cash equivalents	$1,645.9	$1,184.2
Restricted cash	49.8	92.7
Restricted cash and restricted cash equivalents included in funds held for clients	2,188.4	429.2
Total cash, restricted cash, and equivalents	$3,884.1	$1,706.1